UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2025

Boxabl Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-56579	85-2511929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5345 E. N. Belt Road Las Vegas, NV	89115
(Address of principal executive offices)	(Zip Code)

(702) 500-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None.

Securities registered under Section 12(g) of the Act:

Non-Voting Series A-3 Preferred Stock, $0.00001 par value

Non-Voting Series A-2 Preferred Stock, $0.00001 par value

Non-Voting Series A-1 Preferred Stock, $0.00001 par value

Non-Voting Series A Preferred Stock, $0.00001 par value

Common Stock, $0.00001 par value

(Title of Class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Boxabl Inc. (the “Company”), the innovative technology company revolutionizing the homebuilding industry with its foldable homes, announces the launch of its Next Generation Products, including the Baby Box and Phase Two Modular Building System.

Baby Box – The Company is launching the sales of a 120 sq foot towable RV tiny home which is a small home on wheels and is expected to have an introductory price of $19,999 (MSRP $30,000).

Phase 2 Modular Building System – The Company is launching its next generation Boxes (modules) that stack and/or connect allowing a system where customers are able to configure and customize the Boxes to build different building types and floorplans. This new product lineup is expected to include single family dwellings, townhouses, and apartment homes, expanding the attainable market for the Company. The Company’s new generations of Boxes (modules), now featuring 10ft ceilings, include 20X20 (400 sq ft), 20X30 (600sq ft), and 20X40 (800 sq ft) Boxes featuring 10 ft ceilings. As with the Casita, the Boxes fold for effective shipping, and include a full kitchen with appliances. The new modules are expected to be built in a sustainable manner, intended to significantly reduce the carbon footprint compared with traditional construction, and at a high level of quality designed to result in a building that is energy efficient, water resistant, wind and snow load highly rated, fire resistant, mold resistant, cost effective and durable.

Examples of possible floorplans using the Boxes (modules) include 600 sq. foot, 800 sq. foot, 1,200 sq. foot and 1,400 sq. foot townhome configurations. The 600 sq foot configuration accommodates a 1-bedroom and 1-bathroom home. The 800 sq foot configuration provides for a 2-bedroom and 1-bathroom home with an option to add a second bathroom. The 1,200 sq foot configuration provides for a 3-bedroom, 1.5-bathroom home, and the 1,400 sq foot configuration adds an additional bathroom. The Company is offering its modular building system initially to B2B customers and sales will be subject to minimum order quantities.

With these new modular houses, the Company will use a different building technology than the previous generation of Boxabl homes, with a light gauge steel construction that is expected to costs less to build and provide for better fire ratings and structural ratings.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boxabl Inc.

Date: January 24, 2025	By:	/s/ Martin Noe Costas
Martin Noe Costas
Chief Financial Officer